Exhibit 24.1

POWER OF ATTORNEY

DIRECTORS OF
ROYAL CARIBBEAN CRUISES LTD.

The undersigned directors of Royal Caribbean Cruises Ltd., a Liberian corporation (the “Company”), hereby constitute and appoint Richard D. Fain and Jason T. Liberty and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned, and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, and any and all amendments, applications, or other documents to be filed with the Securities and Exchange Commission pertaining to such Annual Report on Form 10-K, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present. The undersigned hereby ratify and confirm all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

EXECUTED as of the 23rd day of February 2017.

/s/ John F. Brock	/s/ William K. Reilly
John F. Brock	William K. Reilly
Director	Director

/s/ William L. Kimsey	/s/ Bernt Reitan
William L. Kimsey	Bernt Reitan
Director	Director

/s/ Maritza G. Montiel	/s/ Vagn O. Sørensen
Maritza G. Montiel	Vagn O. Sørensen
Director	Director

/s/ Ann S. Moore	/s/ Donald Thompson
Ann S. Moore	Donald Thompson
Director	Director

/s/ Eyal Ofer	/s/ Arne Alexander Wilhelmsen
Eyal Ofer	Arne Alexander Wilhelmsen
Director	Director

/s/ Thomas J. Pritzker
Thomas J. Pritzker
Director